EIGHTH AMENDMENT TO
          AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER


          THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND WAIVER (the "Amendment") is dated as of September 30, 1997, and is by and among AMERICABLE, INC., a Minnesota corporation ("Americable"), and CABLE DISTRIBUTION SYSTEMS, INC., a Georgia corporation ("Cable") (Americable and Cable are hereinafter each individually referred to as a "Borrower" and collectively as the "Borrowers") and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"). Capitalized terms not otherwise expressly defined herein shall have the meanings set forth in the Loan Agreement.

                                    RECITALS

     WHEREAS, the Borrowers and the Bank are parties to an Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, as amended by a First Amendment dated as of November 29, 1993, a Waiver, a Second Amendment dated March 3, 1995, a Third Amendment dated May 31, 1996, a letter amendment dated June 28, 1996, a letter amendment dated July 31, 1996, a Sixth Amendment dated as of August 9, 1996 and a Seventh Amendment dated as of May 29, 1997 (as so amended, the "Loan Agreement");

     WHEREAS, the Borrowers and the Bank desire to further amend the terms of the Loan Agreement;

     WHEREAS, the Bank desires to waive the Borrowers' compliance with certain provisions of the Loan Agreement;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  ARTICLE I - AMENDMENTS TO THE LOAN AGREEMENT

     1.1 Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

          (a) Section 1.1 of the Loan Agreement is amended to delete the definitions of "Additional Availability" and "Approved Acquisition".

                                SUPPLEMENT A
                                     to
               AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
                        Dated as of JUNE 1, 1993 Among
               FIRST BANK NATIONAL ASSOCIATION (the "Bank") and
                               AMERICABLE, INC.
                     and CABLE DISTRIBUTION SYSTEMS, INC.
                       (collectively, the "Borrowers")
                                (AMENDED 9/97)


1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Loan and Security Agreement, dated as of June 1, 1993, among the Borrowers and the Bank (together with all amendments, modifications and supplements thereto, the "Loan Agreement"). Terms used herein which are defined in the Loan Agreement shall have the meanings given such terms in the Loan Agreement unless the context otherwise requires.

2.  Credit Amount; Borrowing Base.

        2.1 Credit Amount. The maximum amount of Revolving Loans which the Bank will make available tot he Borrowers shall not exceed FOUR MILLION AND NO/100 DOLLARS ($4,000,000) (such amount is herein called the "Credit Amount") (unless such amount is increased by the Bank in its sole and absolute discretion).

         2.2  Borrowing Base.

    The term "Borrowing Base," as used herein, shall mean:

         (a) an amount of up to 85% of the net amount (as determined by the Bank after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrowers' Eligible Accounts Receivable; plus

         (b) an amount of up to the lesser of (i) 40% of the net value (the lower of the cost or market value of such Inventory as determined by the Bank on a first in first out basis and after deduction of such reserves and allowances as the Bank deems proper and necessary) of the Borrowers' Eligible Inventory or (iii) $1,500,000.

         2.3 Bank's Rights. The Borrowers agree that nothing contained in this Supplement A (a) shall be construed as the Bank's agreement to resort or look to a particular type or item of Collateral as security for any specific Loan or advance or in any way limit the Bank's right to resort to any or all of the Collateral as security for any of the obligations, (b) shall be deemed to limit or reduce any lien on or any security interest in or upon any portion of the Collateral or other security for the Obligations or (c) shall supersede Section 2.10 of the Loan Agreement.

3.  Interest

         3.1 Revolving Loans. The unpaid balance of the Revolving Loans shall bear interest to maturity as follows:

         (a) Eurodollar Advances. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advanceplus 2.50% per annum.

         (b) Reference Rate Advances. The unpaid principal amount of Revolving Loans accruing interest as Reference Rate Advances shall bear interest prior to maturity as follows: (i) on that portion of the aggregate outstanding principal of the Revolving Loans which is equal to or less than $2,500,000, at a rate per annum equal to the Reference Rate; and (ii) on that portion of the aggregate outstanding principal of the Revolving Loans which exceeds $2,500,000, at a rate per annum equal to the sum of the Reference Rate plus one-half of one percent (0.50) per annum.

         3.2 Default Rate. If any amount of the Loans is not paid when due, whether by acceleeration or otherwise, the entire unpaid principal balance of the Loans (other than overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to the greater of (i) the Reference Rate from time to time in effect plus four percent (4%) or (ii) two percent (2%) above the rate in effect at the time such amount became due for such past due amount.

         3.3 Overdraft Loans; Over Advances. Overdraft Loans and Over Advances shall bear interest at the rate(s) determined pursuant to
    Section 2.8 or Section 2.9 of the Credit Agreement, as applicable.

4.  Eligible Account Receivable Data

         (a) The Account Receivable must not be unpaid on the date that is 90 days after the date of the invoice evidencing such Account Receivable.

         (b) If invoices representing 10% or more of the unpaid net amount of all Accounts Receivable from any one Account Debtor are unpaid more than 90 days after the dates of the invoices evidencing such Accounts Receivable, then all Accounts Receivable relating to such Account Debtor shall cease to be Eligible Accounts Receivable.

5. Additional Covenants. From the date of the Loan Agreement and thereafter until all of the Borrowers' Obligations under the Loan Agreement are paid in full, the Borrowers agree that, unless the Bank shall otherwise consent in writing, it will not, and will not permit any Subsidiary to, do any of the following:

         5.1 Tangible Capital Base. During each of the periods set forth below, permit the Tangible Capital Base to be less than the amount set forth below opposite such period at any time:

         Period                       Tangible Capital Base
         ------                       ---------------------

    June 1, 1996 through and
    including December 30, 1996              $3,300,000

    December 31, 1996 through and
    including June 30, 1997                  $3,500,000

         5.2 Leverage Ratio. During each of the periods set forth below, permit the ratio of (a) the total of (i) Americable's unconsolidated Indebtedness, minus (ii) Americable's unconsolidated Subordinated Debt, minus (iii) the aggregate unpaid accrued interest on all Subordinated Debt of Americable owing to NSU, to (b) Tangible Capital Base to be greater than: (x) 2.5:1 during the period on and after June 30, 1996 to and including December 30, 1996; or (y) 2.2:1 at any time thereafter through June 30, 1997.

         5.3 Interest Coverage Ratio. Permit the ratio, as of any Measurement Date for the period commencing on the first day of Americable's fiscal year through and including such Measurement Date, of (a) Americable's unconsolidated EBITDA to (b) the total of (i) Americable's unconsolidated interest expense (including, without limitation, imputed interest expense on Capitalized Leases) minus (ii) the aggregate unpaid accrued interest on all Subordinated Debt of Americable owing to NSU, to be less than: (r) 2:1 for any Measurement Date occurring prior to January 1, 1997.

         5.4 Capital Expenditures. Make Capital Expenditures in an amount exceeding the following amounts determined on a consolidated basis for the Borrowers only (excluding Transition): (a) $600,000 during Americable's fiscal year ending December 31, 1996; (b) $1,250,000 during Americable's fiscal year ending December 31, 1997; and (c) $600,000 during any fiscal year thereafter.

         5.5 Year-to-date Loss. Sustain, at any fiscal month-end, a fiscal year-to-date loss before taxes computed in accordance with GAAP greater than (i.e., a greater negative number than) the amount set forth below opposite the relevant fiscal month:

              Month                                 Loss
              -----                                 ----

         July 31, 1997                           ($2,179,000)
         August 31, 1997                         ($2,387,000)
         September 30, 1997                      ($2,523,000)
         October 31, 1997                        ($2,987,000)
         November 30, 1997                       ($3,161,000)
         December 31, 1997                       ($3,351,000)
         January 31, 1998                          ($242,000)
         February 28, 1998                         ($307,000)
         March 31, 1998                            ($269,000)
         April 30, 1998                            ($251,000)
         May 31, 1998                              ($218,000)
         June 30, 1998                             ($105,000);

    provided, however, that:

              (a) the permitted maximum fiscal year-to-date loss for the months ending October 31, 1997, November 30,1 997, and December 31, 1997, shall be reduced (i.e., made a less negative number) by the amount of any insurance recoveries in excess of $650,000 (the amount presently recovered) on Americable's fraud claim of approximately $950,000; and

              (b) if the fiscal year-to-date loss as of any fiscal month-end exceeds the maximum permitted fiscal year-to-date loss, then Borrowers, by no later than 10 days after submitting its financial statements for such fiscal month to Bank, shall obtain a capital contribution from ENStar in the amount of such excess.

Borrowers' Initials
                     ----------

                     ----------
Bank's Initials
                     ----------
Date:                   , 19
      ------------------,   ---